UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 20, 2007

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1921 E. Alton Avenue, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)   Election of New Director

On July 20, 2007, the Board of Directors of Collectors Universe, Inc. elected Michael J. McConnell as a member of the Board, effective July 23, 2007.

Mr. McConnell is and for more than the past five years has been a Managing Director of Shamrock Capital Advisors, Inc., which is the investment manager for the Shamrock Activist Value Fund.   Mr. McConnell also is a member of that firm’s Executive Committee.  Prior to joining Shamrock in 1994, Mr. McConnell held various positions at Merrill Lynch and Kidder Peabody.  Mr. McConnell is a director of iPass Inc ( NASDAQ GS: ipas), and was formerly a director of Ansell Limited, Neo Technology Ventures, Nuplex Industries and Port Link International.  Mr. McConnell is also a member of the NACD.  Mr. McConnell earned a B.A. degree in economics from Harvard University and his MBA degree (with distinction - Shermet Scholar) from the Darden School of the University of Virginia.

Shamrock Activist Value Fund owns, beneficially, approximately 13.67% of the Company’s outstanding shares of common stock.

Concurrently with his election to the Board, Mr. McConnell entered into an agreement with the Company (the “Letter Agreement”), which provides that if, at any time either (i) the Shamrock Funds own, in the aggregate, less than five percent of the Company's outstanding Common Stock (for reasons other than dilution caused by the Company's issuance of new securities) or (ii) Mr. Connell ceases to be affiliated with the Shamrock Funds, he will tender his resignation as a director of the Company.  The Board will have the opportunity, but not the obligation, to accept that resignation.

The Letter Agreement also provides that, if Mr. McConnell ceases to be affiliated with the Shamrock Funds at a time when those Funds own five percent (5%) or more of the Company’s outstanding Common Stock, then those Funds shall have the right to recommend to the Nominating and Governance Committee of the Company’s Board of Directors, for its consideration, a candidate for appointment or election to the Board of Directors.

The Letter Agreement states that it is the Board of Directors intention to include Mr. McConnell as one of management’s nominees for election to the Board of Directors at the Company’s upcoming Annual Meeting of Stockholders, which is scheduled  to be held on December 5, 2007.

The foregoing description of the Letter Agreement is qualified in its entirety by the complete text of the agreement which is attached hereto as Exhibit 99.1 to this Current Report.

There are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party in which Mr. McConnell has a direct or indirect interest.

Item 7.01               Regulation FD Disclosure

                               On July 25, 2007, the Company issued a press release announcing Mr. McConnell’s election to the Company’s Board of Directors.  A copy of that press release is attached as Exhibit 99.2 to this Report.

                                In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.2 hereto are being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01    Financial Statements and Exhibits.

                              (d)            Exhibits.

Exhibit No.	Description

99.1	Agreement relating to Michael J. McConnell’s service on the Board of Directors.

99.2	Press release issued July 25, 2007, announcing the election of Michael J. McConnell to the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated:  July 25, 2007                                                                           By:           /s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement relating to Michael J. McConnell’s Service on the Board of Directors.

99.2	Press release issued July 25, 2007, announcing the election of Michael J. McConnell to the Board of Directors of the Company.

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